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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
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                                   Form 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): April 23, 2004



                                 ACCENTURE LTD
            (Exact name of Registrant as specified in its charter)


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                Bermuda                     001-16565           98-0341111
      (State or other jurisdiction         (Commission       (I.R.S. Employer
           of incorporation)              File Number)      Identification No.)
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                                 Canon's Court
                              22 Victoria Street
                            Hamilton HM12, Bermuda
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (441) 296-8262


                                Not Applicable
         (Former name or former address, if changed since last report)





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Item 5. Other Events and Regulation FD Disclosure

On April 22, 2004, Accenture said that it plans a public offering of approximately 50 million of its Class A common shares. Accenture will offer approximately 35.8 million newly issued shares in the offering, and certain Accenture partners, former partners and their permitted transferees will offer approximately 14.2 million shares. Accenture does not intend to retain any proceeds it raises through the offering for operating purposes, and the offering is not intended to increase the number of fully diluted shares outstanding. Accenture intends to use the proceeds from its sale of newly issued shares to acquire or redeem a comparable number of Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares held by current partners, former partners and their permitted transferees promptly after the conclusion of the offering.

Joe W. Forehand, Accenture's Chairman and Chief Executive Officer, and Stephan
A. James, Accenture's Chief Operating Officer - Capabilities and a member of its board of directors, agreed not to sell Accenture shares for two years from the date of Accenture's initial public offering in July 2001. Having fulfilled that commitment, Messrs. Forehand and James have informed the company that they intend to dispose of a portion of the Accenture SCA Class I common shares that they are eligible to sell in transactions, related to the offering, in which the offering proceeds will be applied. Mr. Forehand intends to dispose of approximately [425,000/350,000] Accenture SCA Class I common shares and will continue to beneficially own approximately [1,056,889/981,889] shares. Mr. James intends to dispose of approximately 400,000 Accenture SCA Class I common shares and will continue to beneficially own approximately [748,676] shares.

Harry L. You, Accenture's Chief Financial Officer, had previously agreed not to sell shares until 2005 and intends to fulfill that commitment. William D. Green, Accenture's Chief Operating Officer - Client Services and Chief Executive Officer - designate and a member of its board of directors, has informed the company that he does not intend to dispose of any of his equity interests in Accenture in the offering or in the related transactions in which the offering proceeds will be applied.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 23, 2004                      ACCENTURE LTD

                                          By: /s/ Douglas G. Scrivner
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                                          Name:  Douglas G. Scrivner
                                          Title:  General Counsel and Secretary